Exhibit 99.1

ACA Capital Reports Financial and Economic Results for the Third Quarter and Nine Months Ended September 30, 2006

NEW YORK – December 6, 2006 – ACA Capital Holdings, Inc. (NYSE: ACA) today announced third quarter 2006 net income of $16.1 million, or $0.53 per diluted share.  This represents a 40% increase from third quarter 2005 net income of $11.5 million, and a 36% increase in earnings per diluted share of $0.39 in the third quarter of 2005.

For the nine months ended September 30, 2006, ACA Capital reported net income of $42.3 million, or $1.40 per diluted share.  This represents a 72% increase as compared to the nine months ended September 30, 2005 net income of $24.6 million, and a 69% increase in earnings per diluted share of $0.83 for this same period.

“ACA Capital’s performance in the third quarter was exceptional and confirms our strategy of positioning the Company for strong growth in a variety of credit market environments” said President and Chief Executive Officer Alan S. Roseman.  “Our nine month net economic income results already have surpassed our full year 2005 results by $7.9 million, or 23%.  The diversity of our three strategic business segments, coupled with the $79.1 million in net proceeds from our initial public offering in November, has created significant ongoing growth potential, which is already beginning to be realized. In particular, our expanding counterparty relationships are leading to significant ongoing growth in our structured credit business. Also, our leadership position in the CDO asset management business is becoming widely recognized and creating additional opportunities.”

Net income and net income per diluted share are computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Additionally, to assist investors in their understanding of the Company’s quarterly results and their measurement of the Company’s growth and profitability, ACA Capital provides other non-GAAP information, including net economic income and base economic income.

Net Economic Income

In managing its business and measuring growth and profitability from a strategic and financial planning perspective, in addition to GAAP net income results, ACA Capital’s management and Board of Directors consider a supplemental measurement, net economic income.  Net economic income excludes the net income impact of:

1.  Unrealized gains (losses) on derivatives included in:

a.  Net insured credit swap revenue;

b.  Net realized and unrealized gains (losses) on derivative instruments; and

c.  Other net credit swap revenue;

2.  Realized gains (losses) on non-CDO investments; and

3.  The portion of interest expense related to the principal payments on borrowings financed with derivatives.

ACA Capital believes that net economic income enhances the understanding of the Company’s results by highlighting income attributable to the Company’s operating performance.  Earnings measures reported by research analysts are typically reported on a net economic income basis.

Base Economic Income

In assessing the period over period income growth on both a consolidated and segment basis, ACA Capital’s management, Board of Directors, certain research analysts and investors consider and compare the Company’s base economic income.  Base economic income excludes from net economic income the net income impact of accelerated revenues from premiums earned on guaranteed municipal finance obligations that have been refunded and any termination gains related to insured credit swaps (“accelerated earnings”).  Table 1, below, provides a comparison of earnings for the periods indicated.

Table 1

Earnings per Diluted Share

	For the quarter ended September 30,		%	For the nine months ended September 30,		%
	2006	2005	Change	2006	2005	Change
Earnings per diluted share	$0.53	$0.39	36%	$1.40	$0.83	69%
Adjustments to net economic income	(0.04)	(0.06)		(0.05)	0.09
Net economic income (1)(2)	0.49	0.33	48%	1.35	0.92	47%
Effect of accelerated earnings	(0.06)	(0.05)		(0.16)	(0.07)
Base economic income (2)	$0.43	$0.28	54%	$1.19	$0.85	40%

(1)          Consensus earnings that are reported by earnings estimate services are on this basis.

(2)          Net economic income and base economic income are non-GAAP measures.  See footnote A for further explanation.

Segment Highlights

Table 2, below, provides a comparison of earnings by business segment for the periods indicated.

Table 2

Net Income by Business Segment

Dollars in millions

	For the quarter ended September 30,		%	For the nine months ended September 30,		%
	2006	2005	Change	2006	2005	Change
CDO asset management	$5.5	$3.8	45%	$16.9	$10.0	69%
Structured credit	7.3	5.7	28%	16.3	7.1	130%
Municipal finance	3.0	3.1	-3%	7.9	7.1	11%
Other (1)	0.3	(1.1)		1.2	0.4
Net income	$16.1	$11.5	40%	$42.3	$24.6	72%

Net Economic Income by Business Segment

CDO asset management	$5.4	$3.8	42%	$15.8	$10.5	50%
Structured credit	6.1	4.1	49%	15.4	9.2	67%
Municipal finance	3.0	3.1	-3%	8.2	7.3	12%
Other (1)	0.3	(1.1)		1.4	0.4
Net economic income (2)	$14.8	$9.9	49%	$40.8	$27.4	49%

(1)          “Other” encompasses specified transactions in areas in which ACA Capital is no longer active.

(2)          Net economic income is a non-GAAP measure.  See footnote A for further explanation.

CDO Asset Management

CDO asset management net income and net economic income for the third quarter 2006 increased by 45% and 42%, respectively, from the same period in 2005.  During the quarter, ACA Capital closed two fully distributed CDO transactions and a program of managed CDO tranches, adding a total of $2.7 billion in assets under management (“AUM”).  The fully distributed transactions were a $350 million leveraged loan backed CLO and a $2.0 billion mezzanine asset-backed CDO.  ACA Capital purchased no equity in the CDO transactions closed in the quarter.  As of September 30, 2006, the Company managed CDO assets in 17 fully distributed transactions and 3 managed tranche programs.  Total assets under management increased to $14.7 billion as of September 30, 2006, as compared to $9.9 billion as of December 31, 2005.  The Company’s weighted average asset management fee as of September 30, 2006 was 0.22% per annum.  On an unconsolidated basis (non-GAAP measure, see footnote B), asset management and other fees for the third quarter 2006 increased 65% to $7.9 million from $4.8 million for the same period in 2005.  Equity returns for the third quarter 2006 increased 29% to $5.8 million from $4.5 million for the same period in 2005.  ACA Capital’s strategy is to invest in a minor portion (10% or less) of the equity tranche of our CDOs in order to grow assets under management by aligning our interests as asset manager with that of our CDO investors.

CDO asset management net income and net economic income for the first nine months of 2006 increased by 69% and 50%, respectively, compared to the same period in 2005.  During the period, six CDOs and managed tranche programs were closed adding $5.0 billion in AUM.  On an unconsolidated basis, asset management and other fees for the first nine months of 2006 increased 49% to $20.1 million from $13.5 million for the same period in 2005.  Equity returns for the first nine months of 2006 increased 34% to $16.2 million from $12.1 million for the same period in 2005.  ACA Capital invested $2.9 million of equity in the CDOs closed in the period. In the Company’s fully distributed CDOs closed during the first nine months of 2006, ACA Capital holds, on average, just 1.8% of the related equity tranches.  Table 3, below, provides a comparison of unconsolidated CDO asset management revenue for the periods indicated.

Table 3

CDO Asset Management Revenue (1)

Dollars in millions, except where otherwise noted

	As of and for the quarter ended September 30,		%	As of and for the nine months ended September 30,		%
	2006	2005	Change	2006	2005	Change
Assets under management (dollars in billions)	$14.7	$9.9	48%	$14.7	$9.9	48%

Management and other fees	$7.9	$4.8	65%	$20.1	$13.5	49%
Warehouse and structuring fees	1.1	1.2	-8%	5.7	3.0	90%
Equity returns	5.8	4.5	29%	16.2	12.1	34%
CDO asset management revenue, unconsolidated basis	14.8	10.5	41%	42.0	28.6	47%
Reconciling adjustment to segment pre-tax income	(6.0)	(4.2)	43%	(15.8)	(12.2)	30%
CDO asset management pre-tax income	$8.8	$6.3	40%	$26.2	$16.4	60%

(1)            See footnote B for the full reconciliation from unconsolidated revenue to pre-tax income.

Structured Credit

Structured credit net income and net economic income for the third quarter 2006 increased by 28% and 49%, respectively, from the same period in 2005.  During the quarter, 18 new structured credit transactions were closed, and insured credit swap premiums earned for the third quarter 2006 increased 45% to $12.5 million from $8.6 million for the same period in 2005.  The total structured credit notional portfolio was $30.5 billion as of September 30, 2006, as compared to $14.6 billion as of December 31, 2005.  The weighted average premium rate on the Company’s structured credit portfolio was 0.18% per annum.  Of the $30.5 billion of notional exposure, over 99.7 % of our insured credit swap portfolio was constructed of exposures attaching above the “AAA” rated level of subordination.  As of September 30, 2006, the structured credit segment had 24 institutional counterparties.

Structured credit net income and net economic income for the first nine months of 2006 increased by 130% and 67%, respectively, from the same period in 2005.  During the period, 54 new structured credit transactions were closed, and insured credit swap premiums earned for the first nine months of 2006 increased 83% to $31.3 million from $17.1 million for the same period in 2005. For the nine months ended September 30, 2006, included in net insured credit swap revenue were realized gains of $2.0 million resulting from the termination of three insured credit swap transactions.  On a net basis (realized gains less taxes), these realized gains added $1.3 million to net income.  No termination gains or losses were recognized in the first nine months of 2005.

Municipal Finance

Municipal finance net income and net economic income for the third quarter 2006 decreased by 3% and 3%, respectively, from the same period in 2005.  While revenues for the period increased to $12.3 million from $10.5 million, net income and net economic income were slightly lower due to the increased level of corporate overhead expenses, which are allocated across all lines of business.  Included in revenues were premiums earned from refundings of $3.8 million and $3.0 million, for the quarter ended September 30, 2006 and 2005, respectively. On a net basis (premiums earned less amortized expenses and taxes), this refunding activity added $1.9 million and $1.5 million to net income for the respective periods.  During the quarter, net premiums written, which equaled gross premiums written, were $5.3 million, a decrease from $17.7 million for the same period in 2005.  The decrease in net premiums written is reflective of the uneven nature of deal submissions, underwritings and subsequent closings, which is representative of ACA Capital’s unique position in the municipal financial guaranty business.  The Company’s focus is on the low investment grade and high non-investment grade segment of the municipal bond market.  The Company’s target market generates low annual transaction volumes and transaction flow throughout the year is not uniform.  The third quarter of 2005 included one transaction with a comparatively large premium.

Municipal finance net income and net economic income for the first nine months of 2006 increased by 11% and 12%, respectively, compared to the same period in 2005.  Revenues for the period increased to $32.0 million from $27.1 million.  Included in revenues were premiums earned from refundings of $7.3 million and $4.5 million, for the nine months ended September 30, 2006 and 2005, respectively.  On a net basis (premiums earned less amortized expenses and taxes), this refunding activity added $3.6 million and $2.2 million to net income for the respective periods.  During the first nine months of 2006, net premiums written, which equaled gross premiums written, were $24.7 million, a decrease from $30.4 million for the same period in 2005.  The decrease in net premiums written is reflective of the uneven nature of deal submissions, underwritings and the subsequent closings, which is representative of ACA Capital’s unique position in the municipal financial guaranty business.

Balance Sheet Highlights

Total assets as of September 30, 2006 were $6.0 billion, up 3% from total assets of $5.8 billion at December 31, 2005.

As of September 30, 2006 stockholders’ equity was $430.4 million, up 12% from December 31, 2005 stockholders’ equity of $384.3 million.  The increase was primarily the result of retained earnings during the period.

Table 4, below, provides September 30, 2006 and December 31, 2005 stockholders’ equity, adjusted book value and the resulting book value and adjusted book value per share information.

Table 4

Stockholders’ Equity

Dollars in millions, except per share amounts

	As of	As of
	September 30,	December 31,
	2006	2005
Stockholders’ equity	$430.4	$384.3

Adjusted book value (1)	$704.3	$585.6

Book value per share (2)	$14.52	$13.04

Adjusted book value per share (2)	$23.76	$19.86

Shares outstanding (in thousands) (2)	29,648	29,485

(1)          See footnote C for the reconciliation from stockholders’ equity to adjusted book value.

(2)          Assumes conversion of all classes of preferred stock to common stock, which was effective with the Company’s initial public offering of November 9, 2006.

On November 9, 2006, ACA Capital successfully completed its initial public offering of common stock.  The Company sold 6,875,000 shares of common stock in the offering, with net proceeds to ACA Capital of $79.1 million.  ACA Capital is listed on the New York Stock Exchange under the symbol “ACA.”

New York Stock Exchange Listing Application

The Company also notes that the listing requirements of the New York Stock Exchange require that ACA Capital disclose that additional information is available upon which the New York Stock Exchange relied to list the Company, and is included in ACA Capital’s listing application.  Such information is available to the public upon request.

Conference Call

ACA Capital will hold a conference call for investors on Thursday, December 7, 2006 at 11:00 a.m. EST.  The conference call will consist of brief comments by Mr. Alan S. Roseman, President and Chief Executive Officer, and Mr. Edward U. Gilpin, Executive Vice President and Chief Financial Officer, followed by a question and answer session with Messrs. Roseman and Gilpin.  The dial-in number for the call is 888-873-4896 (domestic) and 617-213-8850 (international).  The conference call passcode is 87539207.  A live broadcast of the conference call will also be available via ACA Capital’s website at www.aca.com.  Those unable to participate in the call may listen to a replay using the following dial-in numbers 888-286-8010 (domestic) and 617-801-6888 (international), passcode

57634947.  A replay of the webcast will also be available on ACA Capital’s website approximately two hours after the end of the conference call for one year.

The Company will post its current Quarterly Operating Supplement to its website, www.aca.com, today.  The Quarterly Operating Supplement contains additional information about results for the period covered in this release.

ACA Capital is a holding company that provides asset management services and credit protection products to participants in the global credit derivatives markets, structured finance capital markets and municipal finance capital markets.  ACA Capital’s asset management services are provided through its asset management subsidiary, ACA Management, L.L.C., and its credit protection products are provided through its “A” rated financial guaranty insurance subsidiary, ACA Financial Guaranty Corporation.  More information can be found at www.aca.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and the Company’s Quarterly Operating Statement contain statements that may be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Such statements reflect management’s current expectations based on its current views and assumptions regarding future events and economic performance and are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements, including its President and Chief Executive Officer’s remarks, statements regarding certain business strategies and objectives and projections of revenues and expenses, and ACA Capital’s prospects as a whole, could be affected by many events.  These events include rating agency action such as a downgrade of ACA Financial Guaranty Corporation’s financial strength rating, difficulties with the execution of the Company’s business strategy, decreased demand or increased competition, loss of key personnel, changes in regulation or tax laws, governmental actions, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties not identified at this time, management’s response to these factors, and other risk factors identified in the Company’s Registration Statement on Form S-1, File No: 333-133949, as filed with the United States Securities and Exchange Commission and declared effective on November 9, 2006.  The Company cautions that forward-looking statements made by the Company speak only as of the date on which they are made, and, except as required by law, the Company does not undertake any obligation to update or revise such statements if the Company’s expectations change or the Company becomes aware that any forward-looking statement is not likely to be achieved.

Investor Relations Contact:	Adam Willkomm
Treasurer, ACA Capital
212-375-2085
awillkomm@aca.com

Media Contact:	Fred Bratman
Hyde Park Financial Communications
212-683-3931 x217
fbratman@hydeparkfin.com

Source:	ACA Capital Holdings, Inc.

Footnotes:

(A)  Net economic income and base economic income are not substitutes for net income computed in accordance with GAAP; however, they are useful measures of performance used by ACA Capital’s management, Board of Directors, research analysts and investors.

In managing its business and assessing growth and profitability from a strategic and financial planning perspective, ACA Capital’s management and Board of Directors consider GAAP net income results as well as net economic income. ACA Capital believes that net economic income enhances the understanding of its results by highlighting income attributable to the Company’s operating performance.  However, net economic income is not a measurement of financial performance or liquidity under GAAP. It should not be considered in isolation or as a substitute for net income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with GAAP.  Net economic income is defined as net income excluding the after-tax effects of:

Unrealized gains (losses) on derivatives included in:

•                  Net insured credit swap revenue;

•                  Net realized and unrealized gains (losses) on derivative instruments; and

•                  Other net credit swap revenue;

Realized gains (losses) on non-CDO investments; and

The portion of interest expense related to the principal payments on borrowings financed with derivatives.

Unrealized gains (losses) on derivatives are excluded because (i) they widely vary with changes in the credit market and interest rate environment and are not necessarily indicative of the performance of ACA Capital’s underlying businesses and (ii) it intends to hold the positions to the derivative contracts’ expiration, at which time the mark to market values would revert to zero, to the extent no realized derivative gains or losses had occurred. Realized gains (losses) on non-CDO investments are excluded because our investment strategy is focused on the preservation of capital and generation of current income as opposed to the generation of trading gains and losses. Also excluded is a portion of interest expense on borrowings that were financed with interest rate swaps to pay the upfront issuance costs of some of ACA Capital’s consolidated CDOs. FAS 133 requires that all payments made under the interest rate swaps, representing both principal and interest, be recorded as interest expense. In order to approximate the economic expense on these borrowings, the portion of interest expense that is excluded is related to what would be principal payments if these borrowings had been financed with debt obligations.

In order to assess the period over period income growth on both a consolidated and segment basis, ACA Capital’s management, Board of Directors and certain research analysts and investors consider and compare base economic income.  Base economic income excludes from net economic income the net income impact of accelerated premiums earned on guaranteed municipal finance obligations that have been refunded and other accelerated earnings.

Table A

Reconciliation from Net Income to Net Economic Income and Base Economic Income

Dollars in millions

	For the quarter ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Net income	$16.1	$11.5	$42.3	$24.6

Reconciling items:
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	(2.2)	(1.9)	(1.4)	2.0
Net realized and unrealized gains on derivative instruments	(0.4)	(1.8)	(4.1)	(4.3)
Other net credit swap revenue	0.3	0.9	0.1	1.5
Net realized losses on investments	0.1	0.1	1.0	0.3
Non-operating interest expense	0.9	1.1	2.9	3.3
Net economic income	14.8	9.9	40.8	27.4

Accelerated earnings	(1.9)	(1.5)	(4.9)	(2.2)
Base economic income	$12.9	$8.4	$35.9	$25.2

(B)  Management evaluates the revenue generation of the CDO asset management business on an unconsolidated basis as a supplemental measure since management believes it is important to evaluate the revenue associated with each aspect of the business that relates to ACA Capital’s investment or its contractual rights to payment and exclude those revenues that relate to other investors’ economic rights. The table below sets forth the economic impact of the CDO asset management business assuming all CDOs were unconsolidated. Investors should not place undue reliance on this presentation or use it as a substitute for segment financial statements which are prepared in accordance with GAAP.

Table B

CDO Asset Management Revenue

Dollars in millions, except where otherwise noted

	For the quarter ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Assets under management (dollars in billions)	$14.7	$9.9	$14.7	$9.9

Management and other fees (1)	$7.9	$4.8	$20.1	$13.5
Warehouse and structuring fees (2)	1.1	1.2	5.7	3.0
Equity returns (3)	5.8	4.5	16.3	12.1
CDO asset management revenue, unconsolidated	14.8	10.5	42.1	28.6

Reconciliation to CDO asset management pre-tax income:
Net realized and unrealized gains (losses) on derivatives (4)	1.5	2.4	6.8	5.2
Allocated investment income (5)	0.5	0.6	1.6	1.9
Allocated expenses (5)	(4.5)	(3.9)	(13.8)	(10.5)
Allocated interest expense (5)	(1.2)	(0.9)	(3.5)	(2.6)
Allocated depreciation (5)	(0.3)	(0.3)	(0.6)	(0.5)
Allocated realized gains (losses) (5)	0.0	(0.1)	(0.1)	(0.2)
Interest expense - operating (6)	(1.9)	(1.5)	(5.6)	(4.6)
Minority interest (mark to market portion) (7)	(0.2)	(0.5)	(0.7)	(0.9)
Other	0.1	0.2	0.2	0.0
Total CDO asset management pre-tax income - GAAP	$8.8	$6.5	$26.4	$16.4

(1) Represents the sum of management fees for all CDOs paid by CDO entities to ACA Management, LLC, whether the CDO is consolidated or unconsolidated. For CDOs that are consolidated, management fees are eliminated from our consolidated financial statements.

(2) Represents fees received during or at the end of the warehouse, or asset accumulation, phase of the CDO.

(3) Represents the return on ACA Capital’s CDO equity investments. For consolidated CDOs, this is based on the investment income of the CDO less direct interest expense, direct realized losses, operating expenses, amortization expense and management fees. For unconsolidated CDOs, equity return is the amount of income recorded on the related unconsolidated investment.

(4) Represents the sum of net unrealized gains and losses included in net insured credit swap revenue, net realized and unrealized gains (losses) on derivative instruments and other net credit swap revenue. This adjustment (subtracts) adds back mark to market gains (losses) on derivatives and realized gains (losses) on warehouse facilities because they represent non-cash adjustments that are expected to reverse themselves over time as the related contracts mature or expire.

(5) Represents adjustments for the investment income and expenses which are allocated to the CDO asset management segment but do not relate to the direct economics of ACA Capital’s managed CDOs.

(6) Represents interest expense incurred in connection with the financing of ACA Capital’s equity purchases.  Management views these costs as indirect costs of the CDO asset management business and excludes them when considering direct results of this segment. Therefore, management subtracts them to arrive at segment income before taxes.

(7) Represents the minority interest portion of net unrealized gains (losses) on derivatives for two consolidated CDOs in which ACA Capital owns less than 100% of the equity. Management excludes this item when examining the results related to ACA Capital’s managed CDOs.

(C) Adjusted book value (“ABV”) is used by ACA Capital’s management, Board of Directors, certain research analysts and investors as a measurement of the Company’s estimated intrinsic value based on its current book of business with no benefit given to ongoing business activity.  Management derives adjusted book value by beginning with GAAP stockholders’ equity, excluding accumulated other comprehensive income, and adding or subtracting the after-tax value of unearned premiums and credit swap revenues, prepaid reinsurance premiums, deferred policy acquisition costs, deferred debt issuance costs, the present value of estimated net future installment premiums and credit swap revenues (discounted at 4.5% at September 30, 2006 and December 31, 2005) and the present value of estimated future asset management fees (discounted at 4.5% at September 30, 2006 and December 31, 2005).  The

definition of ABV used by the Company may differ from definitions of ABV used by other financial guarantors.  The adjustments described above will not be realized until future periods and may differ materially from the amounts used in calculating ABV.

Table C

Calculation of Adjusted Book Value

Dollars in millions

	As of	As of
	September 30,	December 31,
	2006	2005
Total stockholders’ equity	$430.4	$384.3
Accumulated other comprehensive income	(13.8)	(11.1)

Adjustments:
Unearned premiums and credit swap revenues	210.4	211.4
Prepaid reinsurance	(0.6)	(0.8)
Deferred acquistion costs	(47.8)	(47.4)
Deferred debt issuance costs	(35.8)	(40.8)
Installment premiums (1)	205.8	122.9
CDO asset management fees (1)	110.6	81.5
Sub-total	442.6	326.8
Tax effect (at 35%)	154.9	114.4
Net adjustments	287.7	212.4
Adjusted book value	$704.3	$585.6

(1)     Discounted at 4.5%.

Note: Amounts may not foot due to rounding.

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine months ended September 30, 2006 and 2005

(Dollars and shares in thousands, except per share amounts)

	ThreeMonths Ended September 30,		NineMonths Ended September 30,
	2006	2005	2006	2005

REVENUES:
Gross premiums written	$5,570	$17,733	$26,085	$35,538
Less premiums ceded	(189)	(2)	(375)	764

Net premiums written	5,381	17,731	25,710	36,302
(Increase) decrease in unearned premium reserve - net	3,213	(9,178)	(3,759)	(11,528)

Premiums earned	8,594	8,553	21,951	24,774
Net insured credit swap revenue	17,079	12,529	39,190	17,072
Net investment income	87,888	66,887	248,052	181,361
Net realized and unrealized losses on investments	(752)	(930)	(3,975)	(2,153)
Net realized and unrealized gains on derivative instruments	755	3,290	6,894	7,330
Other net credit swap revenue	2,090	1,146	7,634	3,670
Fee income	6,516	3,210	17,589	7,576
Other income (loss)	342	(170)	446	125

Total revenues	122,512	94,515	337,781	239,755

EXPENSES:
Loss and loss adjustment expenses	2,576	4,768	6,258	8,907
Policy acquisition costs	2,638	2,694	6,798	6,678
Other operating expenses	11,999	7,506	35,293	22,175
Interest expense	76,095	56,716	213,478	152,220
Depreciation and amortization	2,456	2,366	7,173	6,430

Total Expenses	95,764	74,050	269,000	196,410

Income of minority interest	(897)	(1,440)	(3,126)	(3,125)

Income before income taxes	25,851	19,025	65,655	40,220
Provision for income tax expense	9,790	7,556	23,405	15,634

Net Income	$16,061	$11,469	$42,250	$24,586

Share and Per Share Data
Earnings per share
Basic	$0.70	$0.50	$1.85	$1.08
Diluted	$0.53	$0.39	$1.40	$0.83

Weighted average shares outstanding
Basic	23,027	22,806	22,897	22,757
Diluted	30,235	29,789	30,129	29,740

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2006 and December 31, 2005

(Dollars in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Investments:
Fixed-maturity securities available for sale, at fair value	$5,149,949	$5,298,739
Fixed-maturity securities trading, at fair value	217,986	—
Securities purchased under agreements to resell	32,066	—
Guaranteed investment contract	119,340	119,340
Total investments	5,519,341	5,418,079

Cash:
Cash and cash equivalents	224,860	174,420
Restricted cash	57,519	50,185

Total cash	282,379	224,605

Accrued investment income	21,631	17,258
Derivative assets	15,653	15,250
Deferred policy acquisition costs, net	47,834	47,414
Deferred debt issuance costs, net	35,768	40,843
Receivable for securities sold	70,950	—
Prepaid reinsurance premiums	599	848
Other assets	52,012	27,903

Total assets	$6,046,167	$5,792,200

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Unearned premiums	$191,250	$187,739
Reserve for losses and loss adjustment expenses	39,378	34,306
Short-term debt	2,679,926	2,674,698
Long-term debt	2,147,636	2,254,650
Related party debt	100,000	100,000
Fixed-maturity liabilities held for trading	7,632	—
Securities sold under agreements to repurchase	235,679	—
Derivative liabilities	35,121	46,538
Accrued interest payable	16,930	15,347
Accrued expenses and other liabilities	50,310	32,277
Payable for securities purchased	64,438	30,138
Current income tax payable	3,126	3,044
Deferred income taxes	12,035	6,909
Total liabilities	5,583,461	5,385,646

MINORITY INTEREST	32,334	22,241

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Senior convertible preferred stock	9,296	7,339
Convertible preferred stock	54,858	54,858
Series B senior convertible preferred stock	164,263	164,263
Common stock	710	644
Gross paid-in and contributed capital	133,786	125,184
Treasury stock at cost	(12,088)	(5,500)
Notes receivable from stockholders	(3,121)	(1,355)
Deferred compensation	(1,160)	(2,030)
Accumulated other comprehensive income	13,757	11,132
Retained earnings	70,071	29,778
Total stockholders’ equity	430,372	384,313

Total liabilities, minority interest and stockholders’ equity	$6,046,167	$5,792,200

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations by Line of Business

(Dollars in thousands)

CDO ASSET MANAGEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$—	$—	$—	$—

Premiums earned	$—	$—	$—	$—
Net insured credit swap revenue	2,271	1,568	3,311	3,243
Net investment income	81,008	62,710	229,585	168,795
Net realized and unrealized losses on investments	(436)	(845)	(2,482)	(1,786)
Net realized and unrealized gains on derivative instruments	755	3,290	6,894	7,330
Other net credit swap revenue	2,065	1,146	7,634	3,670
Fee and other income	6,106	2,700	16,848	7,083
Total revenues	91,769	70,569	261,790	188,335

EXPENSES:
Loss and loss adjustment expenses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	5,150	4,649	15,377	12,463
Interest expense	74,872	56,147	211,079	150,652
Depreciation and amortization	2,034	1,991	6,075	5,682
Total expenses	82,056	62,787	232,531	168,797

Income of minority interest	(865)	(1,440)	(3,087)	(3,125)

Income before income taxes	8,848	6,342	26,172	16,413

Provision for income tax expense	3,404	2,521	9,329	6,379

Net income	$5,444	$3,821	$16,843	$10,034

Reconciliation to net economic income
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	(760)	(304)	(13)	(161)
Net realized and unrealized gains on derivative instruments	(436)	(1,730)	(4,083)	(4,251)
Other net credit swap revenue	286	889	97	1,543
Net realized losses on investments	9	4	55	31
Non-operating interest expense	885	1,079	2,932	3,251
Net economic income	$5,428	$3,759	$15,831	$10,447

STRUCTURED CREDIT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$153	$—	$623	$1,861

Premiums earned	$168	$—	$674	$1,771
Net insured credit swap revenue	14,524	10,961	34,963	13,829
Net investment income	2,136	192	3,870	578
Net realized and unrealized losses on investments	(126)	(4)	(297)	(17)
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	25	—	—	—
Fee and other income	593	271	876	512
Total revenues	17,320	11,420	40,086	16,673

EXPENSES:
Loss and loss adjustment expenses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	4,673	1,886	13,336	4,896
Interest expense	679	30	852	83
Depreciation and amortization	221	96	588	193
Total expenses	5,573	2,012	14,776	5,172

Income of minority interest	(32)	—	(39)	—

Income before income taxes	11,715	9,408	25,271	11,501

Provision for income tax expense	4,372	3,736	9,009	4,470

Net income	$7,343	$5,672	$16,262	$7,031

Reconciliation to net economic income
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	(1,311)	(1,552)	(1,052)	2,154
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Net realized losses on investments	22	9	139	18
Non-operating interest expense	—	—	—	—
Net economic income	$6,054	$4,129	$15,349	$9,203

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations by Line of Business

(Dollars in thousands)

MUNICIPAL FINANCE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$5,285	$17,738	$24,669	$30,434

Premiums earned	$8,128	$7,273	$19,880	$17,597
Net insured credit swap revenue	284	—	916	—
Net investment income	3,852	3,216	11,856	9,675
Net realized and unrealized losses on investments	(154)	(66)	(971)	(283)
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Fee and other income	159	67	311	104
Total revenues	12,269	10,490	31,992	27,093

EXPENSES:
Loss and loss adjustment expenses	2,120	1,464	5,035	3,551
Policy acquisition costs	2,556	2,308	6,346	5,381
Other operating expenses	2,115	971	6,519	4,816
Interest expense	450	434	1,280	1,196
Depreciation and amortization	201	247	510	491
Total expenses	7,442	5,424	19,690	15,435

Income of minority interest	—	—	—	—

Income before income taxes	4,827	5,066	12,302	11,658

Provision for income tax expense	1,829	2,011	4,386	4,532

Net income	$2,998	$3,055	$7,916	$7,126

Reconciliation to net economic income
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	(98)	—	(338)	—
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Net realized losses on investments	100	41	631	182
Non-operating interest expense	—	—	—	—
Net economic income	$3,000	$3,096	$8,209	$7,308

OTHER

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$132	$(5)	$793	$3,243

Premiums earned	$298	$1,280	$1,397	$5,406
Net insured credit swap revenue	—	—	—	—
Net investment income	892	769	2,741	2,313
Net realized and unrealized losses on investments	(36)	(15)	(225)	(67)
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Fee and other income	—	2	—	2
Total revenues	1,154	2,036	3,913	7,654

EXPENSES:
Loss and loss adjustment expenses	456	3,304	1,223	5,356
Policy acquisition costs	82	386	452	1,297
Other operating expenses	61	—	61	—
Interest expense	94	105	267	289
Depreciation and amortization	—	32	—	64
Total expenses	693	3,827	2,003	7,006

Income of minority interest	—	—	—	—

Income before income taxes	461	(1,791)	1,910	648

Provision for income tax expense	185	(712)	681	253

Net income	$276	$(1,079)	$1,229	$395

Reconciliation to net economic income
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	—	—	—	—
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Net realized losses on investments	23	10	146	43
Non-operating interest expense	—	—	—	—
Net economic income	$299	$(1,069)	$1,375	$438